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                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the registration statement of Enterprise Accumulation Trust on Form N-1A under the Securities Act of 1933 (file number 33-21534) of our report dated February 19, 1998 on our audit of the financial statements and financial highlights of Enterprise Accumulation Trust appearing in the Registrant's 1997 Annual Report which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


PricewaterhouseCoopers LLP


Atlanta, Georgia
October 13, 1998



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